SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: December 21, 2004
 (Date of earliest event reported)

Umpqua Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation or Organization)	000-25597 (Commission File Number)	93-1261319 (I.R.S. Employer Identification Number)

200 SW Market Street, Suite 1900
 Portland, Oregon 97201

(address of Principal Executive Offices) (Zip Code)

(503) 546-2491
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                             Entry Into a Material Definitive Agreement

     On December 21, 2004, the registrant entered into a Merchant Asset Purchase Agreement, by and among the registrant, its wholly owned subsidiary bank, Umpqua Bank (the "Bank"), and NOVA Information Systems, Inc. ("NOVA"), which agreement provides for the sale by the Bank of its merchant card services business to NOVA. Assets sold consist primarily of the Bank's interests in approximately 1,500 merchant services agreements and equipment and rental payments thereon related to processing point-of-sale transactions. The Merchant Asset Purchase Agreement provides for a transition period of three to six months, during which time the Bank will continue to service existing merchant accounts until those accounts can be converted to NOVA's system. The consideration for the sale of assets pursuant to the Merchant Asset Purchase Agreement is $5,875,000 cash. The transaction closed on December 21, 2004.

     In connection with, and simultaneously with entering into the Merchant Asset Purchase Agreement, the parties entered into a Marketing and Sales Alliance Agreement and Non-Competition Agreement. The Marketing and Sales Alliance Agreement provides for the exclusive referral by the Bank to NOVA of Bank customers seeking merchant card processing services, and on-going, active promotion of NOVA's services to Bank customers. The Marketing and Sales Alliance Agreement has an initial term of seven years, and may be extended by the parties. The Non-Competition Agreement prohibits the Bank from competing with NOVA to provide merchant card processing services, and prohibits the Bank from soliciting for such services (other than to be provided by NOVA) any merchants that had a merchant services relationship with the Bank at the time of the sale, and any merchants subsequently referred to NOVA. The Non-Competition Agreement is effective for so long as the Marketing and Sales Alliance Agreement is in effect. The non-solicitation covenant extends for two years following termination of the Marketing and Sales Alliance Agreement.

Item 7.01                               Regulation FD Disclosure.

     On December 23, 2004, Umpqua Holdings Corporation issued a press release announcing the sale of the merchant services business as discussed in Item 1.01 of this report on Form 8-K. A copy of the press release is attached as an exhibit hereto.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf the undersigned hereunto duly authorized.
UMPQUA HOLDINGS CORPORATION
(Registrant)
Dated: December 23, 2004	By: /s/ Kenneth E. Roberts
Kenneth E. Roberts
Assistant Secretary

EXHIBIT 99.1

News Release

UMPQUA BANK SELECTS NOVA INFORMATION SYSTEMS AS MERCHANT
CARD PROCESSING PARTNER

Umpqua Sells Existing Payment Processing Portfolio to Industry Leader

PORTLAND, Ore December 23, 2004 - Umpqua Bank, subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ), has evaluated its strategic alternatives in payment processing systems and has chosen NOVA Information Systems (NOVA) as its provider of integrated payment processing for its commercial customers. Through this alliance with NOVA, Umpqua continues to maintain industry leadership by presenting to its customers state-of-the-art product offerings. Umpqua Bank selected NOVA based on its superior technology and customer satisfaction achievements.

As part of this agreement, Umpqua Bank sold its existing payment processing portfolio for an approximate $5.7 million gain, net of transaction costs. The net gain on sale of this portfolio will be reported in the current quarter and will be accounted for as a discontinued operation. The transaction closed December 21.

NOVA will provide processing services, customer service and support operations to the bank's 1,500 merchants. New merchant services referrals will be marketed through Umpqua Bank's 92 stores located throughout Oregon, Southwest Washington and Northern California. The credit and debit card processing volume from this agreement is expected to reach $215 million annually.

"Umpqua Bank is pleased to have selected NOVA as its new merchant processor based on NOVA's commitment to outstanding customer service and its record of effectively executing marketing partnerships with some of the nation's premier banks," said Dan Sullivan, chief financial officer for Umpqua Bank.

"NOVA continues to prove the value of its powerful outsourcing model by forming alliances with financial institutions," said Pamela Joseph, president, chairman and chief executive officer, NOVA Information Systems. "This model has proven to be beneficial both here and abroad for NOVA, its partners and their merchants. NOVA is a true partner that can quickly and seamlessly manage the transition of a merchant processing portfolio."

About Umpqua Bank
Umpqua Bank, headquartered in Roseburg, Ore., is a subsidiary of Umpqua Holdings Corporation (NASDAQ: UMPQ) and has 92 locations between Sacramento, Calif. and Vancouver, Wash., along the Oregon and Northern California Coast and in Central Oregon. Umpqua Bank was named #1 on "The 100 Best Companies to Work for in Oregon" large companies list for 2004 by Oregon Business Magazine. Umpqua Holdings also owns retail brokerage subsidiary Strand, Atkinson, Williams & York, Inc., which has 15 locations throughout Oregon and Southwest Washington and offers brokerage services within Umpqua Bank stores. Umpqua Bank's Private Client Services Division provides tailored financial services and products to individual customers. Umpqua Holdings Corporation is headquartered in Portland, Ore. For more information, visit www.umpquabank.com.

About NOVA
NOVA Information Systems, a leader in the payment processing industry, is a wholly owned subsidiary of U.S. Bancorp (NYSE: USB). NOVA partners with financial institutions, independent sales organizations, associations, government agencies and community banks to offer integrated payment processing services to their merchants and retailers. NOVA's products include credit and debit card processing services, software applications, electronic check conversion, gift card solutions and other value-added services to more than 750,000 merchant locations in the United States, Canada and Europe. For more information visit www.novainfo.com.

This press release includes forward-looking statements within the meaning of the "Safe-Harbor" provisions of the Private Securities Litigation Reform Act of 1995, which management believes is a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors, including those set forth from time to time in Umpqua's filings with the SEC. You should not place undue reliance on forward-looking statements and Umpqua undertakes no obligation to update any such statements. Specific risks in this press release include projected processing volume and estimated accounting treatment of the sale.